Exhibit  99.1

SIGNATURES OF REPORTING PERSONS:

THE GOLDMAN SACHS GROUP, INC.
By: /s/ Yvette Kosic
Name: Yvette Kosic
Title: Attorney-in-fact

GOLDMAN, SACHS & CO.
By: /s/ Yvette Kosic
Name: Yvette Kosic
Title: Attorney-in-fact

GOLDMAN, SACHS MANAGEMENT GP GMBH
By: /s/ Yvette Kosic
Name: Yvette Kosic
Title: Attorney-in-fact

GSCP VI ADVISORS, L.L.C.
By: /s/ Yvette Kosic
Name: Yvette Kosic
Title: Attorney-in-fact

GSCP VI OFFSHORE ADVISORS, L.L.C.
By: /s/ Yvette Kosic
Name: Yvette Kosic
Title: Attorney-in-fact

GS ADVISORS VI, L.L.C.
By: /s/ Yvette Kosic
Name: Yvette Kosic
Title: Attorney-in-fact

GS CAPITAL PARTNERS VI FUND, L.P.
By: /s/ Yvette Kosic
Name: Yvette Kosic
Title: Attorney-in-fact

GS CAPITAL PARTNERS VI OFFSHORE FUND, L.P.
By: /s/ Yvette Kosic
Name: Yvette Kosic
Title: Attorney-in-fact

GS CAPITAL PARTNERS VI PARALLEL, L.P.
By: /s/ Yvette Kosic
Name: Yvette Kosic
Title: Attorney-in-fact

GS CAPITAL PARTNERS VI GMBH & CO. KG
By: /s/ Yvette Kosic
Name: Yvette Kosic
Title: Attorney-in-fact

PROSIGHT EQUITY MANAGEMENT INC.
By: /s/ Sumit Rajpal
Name: Sumit Rajpal
Title: President

PROSIGHT INVESTMENT LLC
By: PROSIGHT EQUITY MANAGEMENT INC., its Managing Member
By: /s/ Sumit Rajpal
Name: Sumit Rajpal
Title: President

PROSIGHT PARALLEL INVESTMENT LLC
By: PROSIGHT EQUITY MANAGEMENT INC., its Managing Member
By: /s/ Sumit Rajpal
Name: Sumit Rajpal
Title: President

PROSIGHT SPECIALTY INSURANCE GROUP, INC.
By: /s/ Sumit Rajpal
Name: Sumit Rajpal
Title: Vice President

PROSIGHT SPECIALTY INSURANCE HOLDINGS, INC.
By: /s/ Sumit Rajpal
Name: Sumit Rajpal
Title: Vice President

PSI MERGER SUB INC.
By: /s/ Sumit Rajpal
Name: Sumit Rajpal
Title: Vice President